UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2015

GUESS?, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-11893	95-3679695
(Commission File Number)	(IRS Employer Identification No.)

1444 S. Alameda Street, Los Angeles, California 90021
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (213) 765-3100

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On July 7, 2015, Guess?, Inc. (the “Company”) entered into an Executive Employment Agreement (the “Employment Agreement”) with Victor Herrero Amigo (“Mr. Herrero”) that provides for Mr. Herrero to transition to becoming the Company’s Chief Executive Officer effective as of August 1, 2015 (the “Transition Date”).
Mr. Herrero’s first day of employment with the Company was July 7, 2015 (the “Effective Date”), at which time Mr. Herrero became an Executive Vice President of the Company. On the Transition Date, Mr. Herrero will become the Company’s Chief Executive Officer and Paul Marciano, the Company’s current Chief Executive Officer and Vice Chairman of the Board of Directors, will assume the role of Executive Chairman and Chief Creative Officer of the Company. The Board also appointed Mr. Herrero to the Company’s Board of Directors effective upon the Transition Date. Maurice Marciano, the Company’s current non-executive Chairman of the Board of Directors, will become Chairman Emeritus on the Transition Date and will continue as a member of the Board of Directors.
Prior to joining the Company, Mr. Herrero, age 46, held several positions with Inditex Group, the world’s largest fashion retailer with brands including Zara, Massimo Dutti, Pull & Bear, Bershka, and Stradivarius. From September 2012 until July 2015, Mr. Herrero served Inditex Group as its Head of Asia Pacific, where he was responsible for all aspects of the Asia business for all brands. Prior to that position, Mr. Herrero served as Inditex Group’s Head of North Asia and India from May 2010 to August 2012, where he was responsible for all aspects of the business in those markets. Mr. Herrero joined Inditex Group in 2003 and served in a variety of other capacities during his tenure there. Prior to joining Inditex Group, Mr. Herrero served as a management consultant for Arthur Andersen in Asia from 1998 to 2002. Mr. Herrero holds an M.B.A. from the Kellogg School of Management at Northwestern University, a B.A. in Business Administration from the Ecole Superieure de Commerce de Paris in Paris, France, and a Bachelor’s of Law Degree from the Universidad de Zaragoza in Spain.
There are no arrangements or understandings between Mr. Herrero and any other persons pursuant to which Mr. Herrero was appointed, effective on the Transition Date, the Company’s Chief Executive Officer and a member of the Company’s Board of Directors. There are no family relationships between Mr. Herrero and any director or executive officer of the Company, and Mr. Herrero has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
The Employment Agreement provides for Mr. Herrero to receive the following compensation and benefits:

•
Mr. Herrero will be entitled to an initial annual base salary of $1,200,000, subject to annual review by the Compensation Committee of the Board of Directors (the “Compensation Committee”). Commencing with calendar year 2016, base salary amounts in excess of $1,000,000 will be deferred pursuant to the Company’s Nonqualified Deferred Compensation Plan (the “NQDC Plan”).

•
Mr. Herrero is entitled to a signing bonus of $2,000,000 (the “Signing Bonus”) and a restricted stock unit award (the “Signing Restricted Stock Unit Award”), both to help compensate Mr. Herrero for incentives with his former employer that he will forfeit in connection with joining the Company. Half of the Signing Bonus will be paid to Mr. Herrero currently in cash, and half of the Signing Bonus will be deferred pursuant to the NQDC Plan. The Signing Restricted Stock Unit Award, granted on the Effective Date, provides for 150,000 shares of the Company’s common stock under the Company’s 2004 Equity Incentive Plan, as amended (the “Equity Plan”). Except as described below, the Signing Restricted Stock Unit award is fully vested and payable. In the event Mr. Herrero voluntarily terminates his employment with the Company for any reason other than “Good Reason” (as defined in the Employment Agreement) prior to the first anniversary of the Effective Date (regardless of the number of days he was employed by the Company prior to such termination), then (1) Mr. Herrero will be required to reimburse the Company for the full amount of the Signing Bonus and (2) Mr. Herrero will be required to return to the Company the shares subject to the Signing Restricted Stock Unit Award to the Company (and, as to any such shares that he may have sold, the amount of the proceeds from any such sale).

•
Mr. Herrero will be entitled to an annual incentive bonus opportunity based on the achievement of performance criteria to be established by the Compensation Committee. Mr. Herrero’s annual threshold, target and stretch bonus opportunities will be 100%, 200% and 300%, respectively, of his base salary for the corresponding year. With respect to the Company’s 2016 fiscal year, however, Mr. Herrero’s annual incentive bonus opportunity will be $1,000,000 and is subject to the achievement by the Company of an earnings from operations goal established by the Compensation Committee for the last two quarters of the Company’s 2016 fiscal year.

•
On the Effective Date, the Company granted Mr. Herrero stock options to purchase 600,000 shares of the Company’s common stock under the Equity Plan. The per share exercise price of the options equaled the closing price (in regular trading) of a share of the Company’s common stock on the New York Stock Exchange on the Effective Date. The

stock options have a term of ten years and one-fourth of the stock options are scheduled to vest on each of the first four anniversaries of the Effective Date.

•
On the Effective Date, the Company granted Mr. Herrero an additional restricted stock unit award (the “Initial Restricted Stock Unit Award”) with respect to 250,000 shares of the Company’s common stock under the Equity Plan, with one-fourth of the units subject to the award scheduled to vest on each of the first four anniversaries of the grant date and, in each case, with vesting also contingent upon the Company’s satisfaction of an earnings from operations goal established by the Compensation Committee for the last two quarters of the Company’s 2016 fiscal year.

•
During the term of the Employment Agreement and commencing with the Company’s 2017 fiscal year, and provided that Mr. Herrero is employed by the Company at the time that the Company sets its performance goals for that year for purposes of the Company’s executive compensation programs generally, when the Company sets such performance goals for that year for purposes of the Company’s executive compensation programs the Company will grant Mr. Herrero an additional equity award. The target grant date fair value of any such additional equity award for Mr. Herrero in any such fiscal year will, in the aggregate, be not less than 150% of Mr. Herrero’s base salary level in effect at the time of grant (based on the grant date fair value of the awards as determined by the Company for its financial reporting purposes). While the Compensation Committee retains discretion to set the type, terms, vesting and other requirements for equity awards granted from year to year, it is currently expected that Mr. Herrero’s annual award granted in the Company’s 2017 fiscal year would be in the form of approximately 50% non-qualified stock options to purchase shares of the Company’s common stock and approximately 50% performance-based restricted stock units (at “target” performance, with the possibility to earn more or less than “target” based on actual performance) with respect to shares of the Company’s common stock (based on grant date fair values of the awards as determined by the Company for its financial reporting purposes), with the awards subject to vesting and other terms as established by the Compensation Committee at the time of grant.

The Employment Agreement also provides that Mr. Herrero will be entitled to certain employee benefits once he is employed in the United States, to Company-paid life insurance, as well as to relocation benefits in connection with his relocation to Los Angeles, California. In the event Mr. Herrero’s employment with the Company is terminated by the Company for “Cause” or by Mr. Herrero without “Good Reason” (as these terms are defined in the Employment Agreement), in either case prior to the first anniversary of the Effective Date, Mr. Herrero will be required to repay to the Company the full amount of the relocation benefits provided.
The Employment Agreement is for an initial four year term, with automatic one-year renewals unless one party has provided the other party with advance notice of non-renewal of the term. The Employment Agreement generally provides that if Mr. Herrero’s employment with the Company is terminated by the Company without Cause, upon expiration of the term of the Employment Agreement then in effect by reason of the Company’s delivery of a notice of non-renewal if the Company did not have Cause to deliver such non-renewal notice, or by Mr. Herrero for Good Reason, Mr. Herrero will be entitled to receive the following separation benefits: (1) payment of an aggregate amount equal to two times his base salary (or, in the event such termination of employment occurs within 12 months before, upon or within two years after a “Change in Control” (as defined in the Employment Agreement), Mr. Herrero will instead be entitled to payment of an aggregate amount equal to two times the sum of his base salary and target annual bonus), with such amount generally payable in 24 substantially equal monthly installments following the termination of employment; (2) a pro-rata portion of his bonus for the year in which the termination occurs (pro-rata based on the number of days of employment during the year and based on actual performance for the year had his employment continued through the year); (3) reimbursement of Mr. Herrero’s life insurance premiums of up to $10,000 per year for up to two years; (4) payment or reimbursement of Mr. Herrero’s premiums to continue healthcare coverage under COBRA for up to 24 months; (5) to the extent that the Initial Restricted Stock Unit Award is then outstanding and otherwise unvested, the service-based vesting condition applicable to the Initial Restricted Stock Unit Award will no longer apply and such award will remain outstanding following the termination of employment pending satisfaction of the applicable performance-based vesting condition and, if the applicable performance-based vesting condition is satisfied, such award will become fully vested on the Compensation Committee’s certification of the satisfaction of such condition; and (6) as to each other stock option, restricted stock, restricted stock unit or similar equity award granted to Mr. Herrero by the Company that is then outstanding and otherwise unvested, (a) the equity award will vest as to a pro-rata portion of the number of shares subject to the award covered by the next time and service-based vesting installment applicable to the award that is otherwise scheduled to vest after the date of Mr. Herrero’s termination of employment (pro-rata based on the number of days of employment during the period beginning on the last time and service-based vesting date under the applicable award that occurred prior to the termination of employment and ending on the next time and service-based vesting date under the applicable award that was next scheduled to occur after the termination of employment), and (b) as to an award that is subject to performance-based vesting requirements, the award will remain subject to the applicable performance-based vesting conditions and the pro-rata vesting provided for above will apply only as to the next installment scheduled to vest pursuant to the time and service-based vesting conditions applicable to the award. If, however, such a termination of Mr. Herrero’s employment occurs within 12 months before, upon, or within two years after a Change in Control, as to each such stock option, restricted stock, restricted stock unit or similar equity award granted to Mr. Herrero by the Company that is then outstanding and otherwise unvested (and did not otherwise accelerate pursuant to the foregoing provisions), the time and service-based vesting condition applicable to the equity award will no longer apply in its entirety, and any performance-based condition and timing of payment of the award will be as provided in the applicable award agreement. Mr. Herrero’s receipt of the separation benefits described above is conditioned on Mr. Herrero delivering a release of claims in favor of the Company.
If Mr. Herrero’s employment terminates due to his death or “Disability” (as defined in the Employment Agreement), he will be entitled to receive the following separation benefits: (1) payment of the pro-rata bonus described above for the year in which his employment terminates except that the pro-rata bonus will be based on the “target” level of performance for the year; and (2) pro-rata accelerated vesting of each of his then outstanding and unvested equity awards as described above.
Mr. Herrero is not entitled to a change in control excise tax gross-up provision under the terms of the Employment Agreement or any other agreement entered into with the Company.
On July 7, 2015, Mr. Paul Marciano entered into a letter agreement with the Company (the “Letter Agreement”) to provide for his transition to the Company’s Executive Chairman and Chief Creative Officer in connection with Mr. Herrero becoming the Company’s Chief Executive Officer as of the Transition Date. In accordance with the Letter Agreement, Mr. Paul Marciano’s annual base salary will be reduced by 62% to $570,000 effective February 1, 2016 when the term of his current employment agreement with the Company ends. In addition, Mr. Paul Marciano’s target annual cash bonus each fiscal year (which target is expressed as a percentage of his base salary), beginning with fiscal 2017, will similarly be reduced by 62% as his bonus opportunity will be based on his new base salary level. Furthermore, the Letter Agreement provides that the grant date fair value of Mr. Paul Marciano’s annual equity awards from the Company, beginning with his equity awards granted in fiscal 2017, will similarly be reduced compared to his historic levels while serving as the Company’s Chief Executive Officer. The Letter Agreement also amends the Company’s Supplemental Executive Retirement Plan, as amended (the “SERP”), to provide that if Mr. Paul Marciano retires from the Company after January 31, 2016, his “Average Compensation” for purposes of determining his benefits under the SERP will be determined as of January 31, 2016 as though he had retired from the Company at that time.
The foregoing descriptions of the Employment Agreement with Mr. Herrero and the Letter Agreement for Mr. Paul Marciano are qualified in their entirety by reference to the full text of the Employment Agreement and the Letter Agreement, which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 7.01	Regulation FD Disclosure.
On July 14, 2015, the Company issued a press release announcing the management changes set forth in Item 5.02 of this Form 8-K. A copy of the Company’s press release is furnished with this Form 8-K and attached hereto as Exhibit 99.1.

On June 2, 2015, the Company issued a press release containing its financial results guidance for the second quarter of fiscal 2016 ending August 1, 2015, and its outlook for the fiscal year ending January 30, 2016 (collectively, the “June 2 Guidance”). The June 2 Guidance did not reflect any financial impact associated with the new CEO appointment described in Item 5.02 of this Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 and in the attached Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Executive Employment Agreement dated July 7, 2015 between the Company and Victor Herrero.
10.2	Letter Agreement dated July 7, 2015 between the Company and Paul Marciano.
99.1	Guess?, Inc. Press Release dated July 14, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Guess?, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	July 14, 2015	GUESS?, INC.

		By:	/s/ PAUL MARCIANO
Paul Marciano Chief Executive Officer, Vice Chairman of the Board and Director

EXHIBIT INDEX

Exhibit No.	Description

10.1	Executive Employment Agreement dated July 7, 2015 between the Company and Victor Herrero.
10.2	Letter Agreement dated July 7, 2015 between the Company and Paul Marciano.
99.1	Guess?, Inc. Press Release dated July 14, 2015.